                                                                   EXHIBIT 4.9

                 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT


     THIS CONVERTIBLE NOTE PURCHASE AGREEMENT is made and entered into this _____ day of _______________, 199__, by and between PREMIER CONCEPTS, INC., a Colorado corporation (the "Company"), and ____________________ ("Purchaser").

                                   ARTICLE I
                      PURCHASE, SALE AND TERMS OF NOTE

     1.1 THE NOTE. The Company has authorized the issuance and sale of its Convertible Note, due _______________, 19____ (the "Note", which term shall also include any notes delivered in exchange or replacement therefor).

     1.2 THE WARRANT. The Company has authorized the issuance and sale of Class B Warrants (the "Warrant") exercisable to purchase shares of the Company's Common Stock at an exercise price of $5.00 per share. Each Warrant is automatically exchangeable for two public warrants (the "Public Warrants"), if and when offered and sold by the Company in connection with a registered underwritten public offering of its securities (the "Public Offering").

     1.3 THE CONVERTED SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of its common stock to satisfy the rights of conversion of the holder of the Note and the exercise of the Warrants. Any shares of common stock issuable upon conversion of the Note or exercise of the Warrant, and such shares when issued, are herein referred to as the "Converted Shares" and "Warrant Shares," respectively.

     1.4 PURCHASE AND SALE OF NOTE; CLOSING. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, the Note in principal denomination of ______________________________ ($____________). The
purchase price shall be the principal amount of the Note so purchased. At the Closing the Company will issue and deliver the Note to be sold at such Closing to the Purchaser against payment of the purchase price thereof by a check or checks payable to the order of the Company.

     1.5 EXERCISE OF THE WARRANTS. The Company agrees to issue and sell to the Purchaser one Warrant for every $5.60 in principal Note denomination. At the closing, the Company will issue and deliver the Warrants to be sold concurrently with the sale of the Note.

     1.6 PAYMENT. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Purchaser or at such other place as the legal holder may designate from time to time in writing to the Company. Other terms and conditions of payment are more fully set forth in the Convertible Note to be delivered to Purchaser at Closing, which terms and conditions are hereby incorporated herein by reference.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Purchaser to enter into this Agreement, the Company hereby represents, warrants to and agrees with the Placement Agent as follows:

     2.1 The Investment Term Sheet dated December 12, 1996 ("ITS") with respect to the Notes and all exhibits thereto, copies of which have heretofore been delivered by the Company to the Purchaser, has been carefully prepared by the Company, all in compliance and conformity with Regulation D (particularly Rule 506 thereof) promulgated pursuant to the Securities Act of 1933, as amended (the "Act"), and with comparable or similar provisions of the state securities laws of Colorado, and it does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Any additional written or oral information provided by authorized persons to prospective purchasers as set forth in the ITS will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.2 The financial statements of the Company, together with related schedules and notes, present fairly its results of operations and financial position for the periods and as of the dates presented; such financial statements have been prepared in accordance with generally-accepted principles of accounting and all material adjustments necessary for a fair presentation of the Company's results of operations and financial position have been made as of and for each period presented.

     2.3 Subsequent to the date of the ITS and during the term of the Offering, the Company shall promptly notify the Purchaser and prepare an amendment or a supplement to the ITS, if appropriate to discloseL (i) any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) any material transaction entered into by the Company other than transactions in the ordinary course of business; and(ii) any material obligations, contingent or otherwise, which are not otherwise disclosed in the ITS.

     2.4 The Company is not in default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company, other than as set forth in the ITS. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or bylaws, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company, or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the blue sky or securities laws of any state or jurisdiction.

     2.5 The Company is duly incorporated and validly existing in good standing as a corporation under the laws of the State of Colorado, with full power and authority (corporate and other) to own property and conduct business, present and proposed, as described in the ITS; the Company has full power and authority to enter into this Agreement.

     2.6 The Notes have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and binding obligations of the Company in accordance with the terms under which they are issued. The common stock into which the Notes are convertible conforms to its description in the ITS.

     2.7 There is no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened that might result in judgments against the Company not adequately covered by insurance that would materially adversely affect the Company except those set forth in the ITS.

     2.8 Except as otherwise set forth in or contemplated by the ITS, the Company has good title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all property and assets that are described in the ITS as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company; except for bank debt referred to in the ITS.

     2.9 Gross sales of the Company for its third fiscal quarter ended October 27, 1996 were in excess of $2,300,000 and that no material adjustments, extraordinary expenses or liabilities outside the ordinary course of business have been made or incurred or are required to be made or recognized.

     2.10 The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

     2.11 The ITS contains any and all information that is specified in Rule 502(b) of Regulation D.

     2.12 Neither the Company, nor any affiliate has, either directly or through any agent, sold, offered for sale, solicited offers to buy, or otherwise negotiated in respect of will, either directly or through an agent, sell, offer for sale, solicit offers to buy, or otherwise approach or negotiate in respect to securities which, together with the Notes, are or will be an integrated offering that would require the registration of the Offering contemplated by this Agreement pursuant to the Act.

     2.13 The Company shall exercise reasonable care in accordance with 502(d) of Regulation D to assure that the purchaser of the Notes are not underwriters within the meaning of Section 2(11) of the Act, and shall place a legend on each certificate for the Notes stating that the Notes have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Notes.

                                  ARTICLE III
                           COVENANTS OF THE COMPANY

     3.1  AFFIRMATIVE COVENANTS OF THE COMPANY.

          Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, so long as the Note is outstanding, it will perform and observe the following covenants and provisions:

          (a) PUNCTUAL PAYMENT. Pay the principal and interest on the Note at the times and places and in the manner provided in the Note.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, PROVIDED, HOWEVER, that nothing herein contained shall prevent any merger, consolidation or transfer of assets. Preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by them to be necessary to the conduct of business.

          (c) COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which could materially adversely affect its business or condition, financial or other.

          (d) INSPECTION. Permit, upon reasonable request, the Purchaser or any agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers or directors and independent accountants.

          (e) RESERVATION OF COMMON STOCK. Reserve and keep available out of the Company's authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Note and exercise of the Warrant, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of the Note and exercise of the Warrant, and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of the Note and exercise of the Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

                                  ARTICLE IV
                             CONVERSION OF NOTE

     4.1  OPTIONAL CONVERSION RIGHT.

          Subject to and in compliance with the provisions of this Article IV, the principal amount outstanding on the Note may, at the option of the holder thereof, be converted into fully-paid and non-assessable shares of common stock of the Company ("Common Stock").

     4.2  TIME OF OPTIONAL CONVERSION.

          The date upon which the holder may convert the Note to common stock shall be any time after the earlier of (i) one year from the date of the Note or (ii) the effective date of a Registration Statement (the "Registration Statement"), registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), the Conversion Shares; provided, however, that in no event shall all or any portion of the Note be convertible prior to April 1, 1997.

     4.3  PREPAYMENT OF NOTE.

          Notwithstanding the provisions of Sections 4.1 and 4.2 above, in the event the Company elects to prepay all or any portion of the Note prior to the Maturity Date, the Company shall send to Purchaser thirty
     (30) days' prior written notice of such prepayment; whereupon Purchaser may elect to convert all or a portion of the principal balance called for prepayment at any time prior to the date next preceding the prepayment date, at the Applicable Conversion Value then in effect.

     4.4  AUTOMATIC CONVERSION.

          In the event the one-time demand registration right granted to Purchaser as part of the group of holders representing more than 50% of the Notes in the Registration Rights Agreement more fully described in Article VI hereof, then the exercise of such demand registration rights shall constitute the irrevocable and unconditional agreement of the Purchaser to convert the entire outstanding principal amount of the Note into shares of Common Stock at the then applicable conversion value immediately following the effective date of the Registration Statement filed pursuant to the exercise of such demand registration rights; and such Note shall be deemed automatically converted into shares of the Company's Common Stock at the then applicable conversion value immediately following the effective date of such Registration Statement.

     4.5  APPLICABLE CONVERSION VALUE.

          Subject to the adjustments provided for herein, the price per share at which the Note may be converted into common stock (the "Applicable Conversion Value") shall be $2.80 per share of Common Stock if converted prior to the Maturity Date of the Note, and the Applicable Conversion Value shall be reduced to $1.00 per share of Common Stock as to any unpaid portion of the principal amount of the Note if either (i) the Company fails to consummate a Public Offering of its securities on or before June 30, 1997, or
(ii) all or any portion of the outstanding balance of the Note is not paid on or before the Maturity Date of the Note.

     4.6 ADJUSTMENT FOR CAPITAL REORGANIZATION, RECLASSIFICATION OR TRANSFER OF ASSETS.

          In the event the Common Stock issuable upon conversion of the Note shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the noteholder shall have the right thereafter to exercise such Note and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Note might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Conversion Value shall also be appropriately adjusted so as to maintain the aggregate Conversion Value. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the noteholder shall have the right thereafter, by converting the Note, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Note might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, no adjustment of the Conversion Value shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

     4.7  CONTINUATION OF TERMS.

          Upon any reorganization, consolidation or merger referred to in this Article IV, the Note shall continue in full force and effect until conversion by the holder thereof and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the conversion of any Note after the consummation of such reorganization, consolidation, merger or any similar event and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of the Note.

     4.8  EXERCISE OF CONVERSION PRIVILEGE.

          To exercise its conversion privilege or in the event of the automatic conversion of the Note, the holder of the Note shall surrender such Note being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder is delivering the Note for conversion. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of common stock issuable upon such conversion shall be issued. The Note surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank.

     4.9  NOTICE OF RECORD DATE.

          In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidating of the Company, or a transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,


then and in each such event the Company shall mail or cause to be mailed to the holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of common stock (or other securities) shall be entitled to exchange their shares of common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to the Company to issue its Note to Purchaser and to issue its Common Stock to Purchaser pursuant to the conversion rights set forth in Article IV hereof, Purchaser represents and warrants to the Company in connection with the investment in the Note and upon the exercise of the conversion rights set forth in Article IV hereof (said Note and common stock hereinafter collectively referred to as the "Securities") as follows:

     5.1 Purchaser, by reason of his knowledge and experience in financial and business matters, and/or such knowledge and experience of his purchaser representative, if retained, believes himself capable of evaluating the merits and risks of this investment.

     5.2 In connection therewith, Purchaser represents and warrants his understanding that his investment is extremely speculative and subject to a high degree of risk. Purchaser further understands that because of the speculative nature of his investment, he may lose his entire investment and Purchaser represents that he has the economic wherewithal to absorb a total loss of his investment.

     5.3 Purchaser acknowledges receipt of such information as he and his purchaser representative, if retained, deem necessary or appropriate as a prudent and knowledgeable investor in evaluating the investment. Purchaser acknowledges that the Company has made available to him or his purchaser representative the opportunity to obtain additional information to evaluate the merits and risks of this investment. Purchaser acknowledges that he and his purchaser representative, if retained, had the opportunity to ask questions of the Company, and, to the extent he or his offeree representative, as the case may be, availed himself of such opportunity, he received satisfactory answers from the Company, or its affiliates, associates, or employees concerning the terms and conditions of the offering.

     5.4 Based upon the foregoing, Purchaser acknowledges the risk and highly speculative aspect of the securities he is acquiring in the Company, and understands the proposed use of the funds by the Company, he is familiar with the management, contemplated operations, financial conditions and all other factors regarding the Company, and has fully satisfied himself with respect to the nature of the investment, and has received no assurances of any kind whatsoever relative thereto, nor have there been any other representations made by the Company or any of its principals or affiliates regarding any potential increment in value of the Company's stock which may be acquired by Purchaser pursuant to the exercise of the conversion rights contained herein.

     5.5 Purchaser hereby represents, warrants and agrees that he is acquiring the securities solely for his own account, for investment, and not with a view to the distribution or resale thereof. The undersigned further represents that his financial condition is such that he is not under any present necessity or constraint to dispose of such shares to satisfy any existing or contemplated debt or undertaking.

     5.6 PURCHASER IS AWARE OF THE FACT THAT THE SECURITIES (INCLUDING THE NOTE, WARRANTS AND COMMON STOCK WHICH MAY BE ACQUIRED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND ACCORDINGLY, THAT SUCH SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SAID ACT OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, A SALE OR TRANSFER MAY BE MADE WITHOUT REGISTRATION THEREUNDER. Purchaser is further aware that he is not and may not ever be entitled to make any sales or transfers of the securities pursuant to the exemption afforded by Rule 144 promulgated under said Act. Purchaser agrees that any certificate evidencing the securities may bear a legend restricting the transfer thereof subject to the approval of the Company that the transfer is lawful.

     5.7 Purchaser agrees that the securities being acquired will not be sold, transferred or assigned without a valid registration statement being in effect or, in the opinion of counsel for the Company, pursuant to an exemption from registration.

     5.8 Purchaser understands that no federal or state agency has recommended or endorsed the purchase of the shares or passed on the adequacy of the information provided by the Company.

                                   ARTICLE VI
                              REGISTRATION RIGHTS

     At Closing, Purchaser shall execute a Registration Rights Agreement granting to Purchaser, under certain circumstances and subject to certain restrictions, a one-time demand and certain participatory or piggyback registration right. Except as provided for therein, the Company shall have no obligation to register the Conversion Stock under the Securities Act.

                                  ARTICLE VII
                              EVENTS OF DEFAULT

     7.1  EVENTS OF DEFAULT.

          If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Company shall fail to pay any principal or interest on the Note when due; or

          (b) Any representation or warranty made by the Company in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

          (c) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or the Note on its part to be performed or observed after written notice thereof shall have been given to the Company by any registered holder of the Note;

          (d) Any event which would constitute a default under the Security Agreement or Financing Statement given by the Company to secure its obligations under the Note; or

          (e) The Company shall be involved in financial difficulties as evidenced (i) by it admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, or (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iv) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

     7.2  RIGHTS UPON DEFAULT.

          If an Event of Default shall occur and remain uncured after thirty
(30) days, then the holder may declare the entire Note, principal and interest, to be due and payable at once.

                           ARTICLE VIII
                          MISCELLANEOUS

     8.1  PAYMENT OF EXPENSES OF PREVAILING PARTY IN DISPUTE.

          Unless otherwise specifically provided for herein, in the event that there is a dispute concerning this Agreement, including, without limitation, the issue of compliance with any term of this Agreement, the court may in its discretion, direct that the prevailing party shall be entitled to reimbursement from the other party of reasonable attorneys' fees and other expenses incurred in resolving the said dispute.

     8.2  SURVIVAL AND INCORPORATION OF REPRESENTATIONS.

          The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof, and all statements contained in any certificate or other document delivered by the company hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the company in this Agreement.

     8.3  INCORPORATION BY REFERENCE.

          All appendices to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

     8.4  PARTIES IN INTEREST.

          All covenants, agreements, representations, warranties and undertakings in this Agreement contained by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

     8.5  AMENDMENTS AND WAIVERS.

          This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

     8.6  WAIVER.

          No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

     8.7  GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado.

     8.8  NOTICES.

          All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth above or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective 96 hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

     8.9  FAX/COUNTERPARTS.

          This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

     8.10 CAPTIONS.

          The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     8.11 SEVERABILITY.

          Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

     8.12 EXECUTION OF DOCUMENTS.

          The parties hereto agree to execute and deliver any and all other documents necessary and convenient to effectuate the sale and purchase herein provided for, and both parties, as an inducing condition, represent that they have the authority to enter into this Agreement and to make the foregoing commitments for themselves.

     8.13 TIME.

          Time is of the essence of this Agreement and each of its provisions.

     8.14 ENTIRE AGREEMENT.

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

     IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

                                       PURCHASER



                                       By:
                                           -------------------------------


                                       PREMIER CONCEPTS, INC.

Attest:

                                       By:
--------------------------------           -------------------------------
Secretary                                   Sissel Greenberg, President



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